Exhibit 99.1
EPAM Reports Results for Second Quarter 2016

Second quarter revenues of $283.8 million, up 30% year-over-year
GAAP Diluted EPS of $0.46, up 24% year-over-year
Non-GAAP Diluted EPS of 0.71, up 22% year-over-year

Newtown, PA - August 4, 2016 - EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of product development and software engineering solutions, today announced results for its second quarter ended June 30, 2016.

“We are pleased with our second quarter results, which delivered 30.3% year-over-year revenue growth,” said Arkadiy Dobkin, CEO and President, EPAM. “As we look at the remainder of 2016, various macro-economic and geo-political challenges could cause some unexpected volatility in the market, but we remain confident that we can achieve our top line growth objectives. Our long-term strategy remains intact and we will continue to focus on delivering the most innovative digital solutions to our customers and investing in our talent, capabilities and global delivery locations.”

Second Quarter 2016 Highlights

•	Revenues increased to $283.8 million, a year-over-year increase of $66.1 million, or 30.3%;

•	In constant currency, revenue was up 33.9% year-over-year;

•	GAAP income from operations was $32.1 million, an increase of $8.5 million compared to $23.6 million in the second quarter of 2015;

•	Non-GAAP income from operations was $47.6 million, an increase of $10.7 million, or 29.1%, from $36.9 million in the second quarter of 2015;

•	Diluted earnings per share (EPS) on a GAAP basis was $0.46, an increase from $0.37 in the second quarter of 2015;

•	Non-GAAP quarterly diluted EPS was $0.71(*) compared to $0.58(*) in the second quarter of 2015;
(*)Excluding the tax effect on non-GAAP adjustments, non-GAAP diluted EPS would result in $0.79 for the second quarter of 2016 and $0.64 for the second quarter of 2015.
Cash Flow from Operations

•
Cash from operations was $49.4 million for the first half of 2016, up from $9.0 million as compared to the first half of 2015; and was $38.5 million in the second quarter of 2016, up from $2.2 million in the second quarter of 2015;

•	As of June 30, 2016, cash and cash equivalents totaled $280.7 million.
Other Metrics

•	As of June 30, 2016, total headcount was 20,761, an increase of 36.5% from 15,213 at June 30, 2015;

•	Total number of delivery professionals increased 37.4% to 18,206 in the second quarter of 2016 from 13,253 in the second quarter of 2015;

•	Billed and unbilled Days Sales Outstanding (DSO) decreased to 88 days for the second quarter of 2016 compared to 94 days in the first quarter of 2016.

2016 Outlook - Full Year and Third Quarter
Full Year

•
We are reaffirming our year-over-year revenue growth guidance of at least 26% after approximately 3% currency headwinds, resulting in constant currency growth of 29%. Given the various macro-economic and geo-political uncertainties, our normal visibility has been impaired and we could experience unexpected volatility over the next several quarters. We remain very confident about the continued long-term growth outlook for the business and the overall markets;

•	The full year GAAP diluted EPS will be at least $2.05, with an effective tax rate of approximately 21%;

•	The full year non-GAAP diluted EPS will be at least $2.97(*), which includes the tax effect from non-GAAP adjustments;

•	The full year weighted average share count is expected to be approximately 53.4 million diluted shares outstanding;
(*)Under the previous reporting method, before considering tax effects on the non-GAAP adjustments, the full year non-GAAP diluted EPS was estimated to be at least $3.20.

Third Quarter

•
Revenues will be at least $295 million for the third quarter of 2016, representing a growth rate of at least 25% over third quarter 2015 revenues. This includes approximately 3% anticipated currency headwinds, meaning constant currency growth of at least 28%;

•	Third quarter 2016 GAAP diluted EPS to be at least $0.52;

•
Third quarter 2016 non-GAAP diluted EPS is expected to be at least $0.73, which includes the tax effect from non-GAAP adjustments and is based on an estimated third quarter 2016 weighted average share count of 53.6 million diluted shares outstanding.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, August 4, 2016 at 8:00 a.m. Eastern Time. The live conference call can be accessed by dialing 1-855-327-6837 (domestic) or 1-631-891-4304 (international). A telephonic replay will also be available approximately one hour after the call and can be accessed by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international). The passcode for the replay is 10001455. The telephonic replay will be available until August 18, 2016. Interested investors and other parties may also listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at http://investors.epam.com.
About EPAM Systems
EPAM Systems, Inc. (NYSE: EPAM), a leading global product development and platform engineering services company, is focused on delivering results through best-in-class software engineering, combined with innovative strategy, consulting and design capabilities. With 23 years of experience in the information technology industry, EPAM’s 18,000 people serve our customers in over 25 countries across North America, Europe, Asia and Australia. EPAM was ranked #8 in FORBES 25 Fastest Growing Public Tech Companies and ranked as a top information technology services company on FORTUNE’S 100 Fastest Growing Companies.

For more information, please visit http://www.epam.com/ and follow us on Twitter (@EPAMSYSTEMS) and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-off and recovery, amortization of purchased intangible assets, goodwill impairment, legal settlement, foreign exchange gains and losses, and acquisition-related costs. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM’s condensed consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Anthony J. Conte, Chief Financial Officer
Phone: +1-267-759-9000 x64588
Fax: +1-267-759-8989
investor_relations@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(US Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$283,832	$217,781	$548,314	$417,826
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	180,782	134,256	348,163	260,143
Selling, general and administrative expenses	64,241	55,976	125,735	102,914
Depreciation and amortization expense	6,123	3,903	11,225	8,103
Other operating expenses, net	606	40	780	240
Income from operations	32,080	23,606	62,411	46,426
Interest and other income, net	1,138	1,299	2,349	2,457
Foreign exchange loss	(2,295)	(465)	(3,585)	(6,219)
Income before provision for income taxes	30,923	24,440	61,175	42,664
Provision for income taxes	6,493	5,209	12,846	8,719
Net income	$24,430	$19,231	$48,329	$33,945
Foreign currency translation adjustments	(2,386)	3,674	2,313	944
Comprehensive income	$22,044	$22,905	$50,642	$34,889

Net income per share:
Basic	$0.49	$0.40	$0.97	$0.70
Diluted	$0.46	$0.37	$0.92	$0.66
Shares used in calculation of net income per share:
Basic	50,211	48,584	49,688	48,237
Diluted	53,271	51,917	52,803	51,461

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(US Dollars in thousands, except share and per share data)

	As of June 30, 2016	As of December 31, 2015
Assets
Current assets
Cash and cash equivalents	$280,724	$199,449
Time deposits	—	30,181
Accounts receivable, net of allowance of $2,997 and $1,729, respectively	178,796	174,617
Unbilled revenues	96,045	95,808
Prepaid and other current assets	15,273	14,344
Employee loans, net of allowance of $0 and $0, respectively	2,684	2,689
Deferred tax assets	—	11,847
Total current assets	573,522	528,935
Property and equipment, net	66,751	60,499
Restricted cash	246	238
Employee loans, net of allowance of $0 and $0, respectively	3,478	3,649
Intangible assets, net	55,962	46,860
Goodwill	110,668	115,930
Deferred tax assets	25,991	18,312
Other long-term assets	7,270	4,113
Total assets	$843,888	$778,536

Liabilities
Current liabilities
Accounts payable	$3,005	$2,576
Accrued expenses and other liabilities	29,557	60,749
Deferred revenue	3,356	3,047
Due to employees	33,421	26,703
Deferred compensation to employees	910	5,364
Taxes payable	21,765	29,472
Total current liabilities	92,014	127,911
Long-term debt	40,088	35,000
Deferred tax liabilities	2,819	2,402
Total liabilities	134,921	165,313
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 50,884,007 and 50,177,044 shares issued, 50,866,612 and 50,166,537 shares outstanding at June 30, 2016 and December 31, 2015, respectively	50	49
Additional paid-in capital	348,527	303,363
Retained earnings	393,383	345,054
Treasury stock	(156)	(93)
Accumulated other comprehensive loss	(32,837)	(35,150)
Total stockholders’ equity	708,967	613,223
Total liabilities and stockholders’ equity	$843,888	$778,536

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures
(in thousands, except percent and per share amounts)
(Unaudited)

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$180,782	$(4,438)	$176,344	$348,163	$(8,082)	$340,081
Selling, general and administrative expenses(2)	$64,241	$(8,599)	$55,642	$125,735	$(15,919)	$109,816
Income from operations(3)	$32,080	$15,558	$47,638	$62,411	$28,215	$90,626
Operating margin	11.3%	5.5%	16.8%	11.4%	5.1%	16.5%
Net income(4)	$24,430	$13,501	$37,931	$48,329	$24,312	$72,641
Diluted earnings per share(5)	$0.46		$0.71	$0.92		$1.38

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$134,256	$(3,765)	$130,491	$260,143	$(6,249)	$253,894
Selling, general and administrative expenses(2)	$55,976	$(8,488)	$47,488	$102,914	$(15,200)	$87,714
Income from operations(3)	$23,606	$13,287	$36,893	$46,426	$23,901	$70,327
Operating margin	10.8%	6.1%	16.9%	11.1%	5.7%	16.8%
Net income(4)	$19,231	$10,849	$30,080	$33,945	$22,649	$56,594
Diluted earnings per share(5)	$0.37		$0.58	$0.66		$1.10

Notes:

(1)	Adjustments to GAAP cost of revenues (exclusive of depreciation and amortization) were comprised of non-acquisition related stock-based compensation expense recorded in the periods presented.
(2)	Adjustments to GAAP selling general and administrative expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Stock-based compensation expenses - Acquisition related	$2,970	$4,951	$5,980	$9,443
Stock-based compensation expenses - All other	5,322	3,537	9,632	5,695
Other acquisition-related expenses	307	—	307	62
Total adjustments to GAAP selling, general and administrative expenses	$8,599	$8,488	$15,919	$15,200

(3)	Adjustments to GAAP income from operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Stock-based compensation expense	$12,730	$12,253	$23,694	$21,387
reported within cost of revenues	4,438	3,765	8,082	6,249
reported within selling, general and administrative expenses - acquisition related	2,970	4,951	5,980	9,443
reported within selling, general and administrative expenses - all other	5,322	3,537	9,632	5,695
Other acquisition-related expenses	307	—	307	62
Amortization of purchased intangible assets	2,521	1,034	4,214	2,452
Total adjustments to GAAP income from operations	$15,558	$13,287	$28,215	$23,901

(4)	Adjustments to GAAP net income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Stock-based compensation expense	$12,730	$12,253	$23,694	$21,387
reported within cost of revenues	4,438	3,765	8,082	6,249
reported within selling, general and administrative expenses - acquisition related	2,970	4,951	5,980	9,443
reported within selling, general and administrative expenses - all other	5,322	3,537	9,632	5,695
Other acquisition-related expenses	307	—	307	62
Amortization of purchased intangible assets	2,521	1,034	4,214	2,452
Foreign exchange loss	2,295	465	3,585	6,219
Tax effect on non-GAAP adjustments	(4,352)	(2,903)	(7,488)	(7,471)
Adjustments to GAAP net income	$13,501	$10,849	$24,312	$22,649

(5)	There were no adjustments to GAAP average diluted common shares outstanding during the three and six months ended June 30, 2016 and 2015.